SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                  the Securities Exchange Act of 1934
                       (Amendment No.:     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                           Crompton & Knowles Corporation
                (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/X/ Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

[LOGO] CROMPTON & KNOWLES
       CORPORATION

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Crompton & Knowles Corporation to be held at 11:15 a.m. on Tuesday, April 9, 1996, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut.

    Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages. This year you are asked to elect directors and to ratify the Board of Directors' selection of an independent auditor for the fiscal year ending December 28, 1996.

    It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible.

    The Corporation's fiscal year 1995 Annual Report is being mailed to shareholders herewith, but it is not part of the proxy solicitation material.

                                         Respectfully yours,

                                         /s/ Vincent A. Calarco

                                         Vincent A. Calarco
                                         Chairman, President & Chief Executive
                                         Officer

March 15, 1996

--------------------------------------------------------------------------------
               NOTICE OF 1996 ANNUAL MEETING OF THE STOCKHOLDERS
--------------------------------------------------------------------------------

TO THE STOCKHOLDERS:

    The 1996 annual meeting of the stockholders of Crompton & Knowles Corporation will be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Tuesday, April 9, 1996, at 11:15 A.M. in the morning, local time, to consider and act upon the following matters:

    1. The election of three directors to serve for a term expiring in 1999, described beginning at page 1 of the Proxy Statement which follows;

    2. A proposal to ratify the selection by the Board of Directors of an independent auditor for 1996, described beginning at page 14; and

    3. Such other business as may properly come before the meeting.

    Your attention is directed to the accompanying Proxy Statement for additional information with respect to the matters to be considered at the meeting.

    Stockholders of record at the close of business on February 9, 1996, are entitled to notice of the annual meeting and may vote at the meeting and any adjournment thereof. We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. If you attend the meeting, you may still vote your shares in person, if you wish.

                                              By Order of the Board of
                                              Directors,

                                                     JOHN T. FERGUSON II
                                                          Secretary

March 15, 1996

 Crompton & Knowles Corporation, One Station Place, Metro Center,
                        Stamford, CT  06902

                                PROXY STATEMENT

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Crompton & Knowles Corporation (the "Corporation") for use at the annual meeting of the stockholders of the Corporation to be held on April 9, 1996, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, and at any adjournment thereof.

    Holders of Common Stock of the Corporation of record at the close of business on February 9, 1996, the record date, are entitled to notice of and to vote at the meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 48,022,079 shares of Common Stock, each of which is entitled to one vote. The Corporation has no other voting securities issued and outstanding.

    If a stockholder is participating in the Corporation's Dividend Reinvestment Plan, the shares held in a person's account under the Plan will be voted automatically in the same way that such person's shares held of record are voted.

    Any stockholder giving a proxy may revoke it by executing another proxy bearing a later date or by notifying the Secretary in writing at any time prior to the voting of the proxy. Mere attendance at the annual meeting does not revoke a proxy.

    The Corporation's annual report for the fiscal year ended December 30, 1995, accompanies this Proxy Statement. It is not proxy soliciting material, nor is it incorporated herein by reference.

    This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 15, 1996.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    No person was known to the Board of Directors to be the beneficial owner of more than 5% of the Corporation's outstanding voting securities as of February 9, 1996.

                          ELECTION OF THREE DIRECTORS

    The By-Laws of the Corporation provide for a Board of Directors of not less than six nor more than fifteen members, as determined from time to time by resolution of the Board, divided into three classes. Directors of one class are elected each year for a term of three years. There are presently nine directors in office, three of whom are standing for election at this year's meeting as Class II directors whose term will expire at the 1999 annual meeting, three of whom are Class III directors whose term expires at the 1997 annual meeting and three of whom are Class I directors whose term expires at the 1998 annual meeting. The Board has nominated the three persons named below to serve as Class II directors for a three-year term expiring at the 1999 annual meeting and until their respective successors are elected and have qualified. Shares represented by the accompanying proxy are intended to be voted, unless authority so to vote is withheld, for such nominees. The Class II nominees include members of the present Board who have served as directors since the dates set forth after their names. All of the nominees and all of the incumbent directors have previously been elected by the stockholders. If any of the nominees is not available, an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

NOMINEES FOR DIRECTOR

  CLASS II (to serve until the annual meeting of stockholders in 1999):

    VINCENT A. CALARCO, 53, Chairman of the Board, President and Chief Executive Officer of the Corporation. He is former Vice President for Strategy and Development, Uniroyal, Inc., and former President of Uniroyal Chemical Company. Mr. Calarco has been a director since 1985. Mr. Calarco also serves as a director of Caremark International Inc.

    CHARLES J. MARSDEN, 55, Vice President-Finance and Chief Financial Officer of the Corporation. Mr. Marsden has been a director of the Corporation since 1985.

    C.A. (LANCE) PICCOLO, 55, is Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, Northbrook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. He has been a director of the Corporation since 1988 and is a member of the Audit Committee and the Nominating Committee. Mr. Piccolo is also a director of Caremark International Inc.

INCUMBENT DIRECTORS

  CLASS III (to serve until the annual meeting of stockholders in 1997):

    ROBERT A. FOX, 58, is President and Chief Executive Officer of Foster Poultry Farms, a privately held, integrated poultry company, Livingston, CA. He is former Executive Vice President of Revlon, Inc., a cosmetics, fragrances and toiletries manufacturer, New York, NY; and former Chairman and Chief Executive Officer of Clarke Hooper America, an international marketing services firm, Irvine, CA. Mr. Fox has been a director of the Corporation since 1990 and is a member of the Executive Compensation Committee and Nominating Committee. He is also a director of the American Balanced Fund, the Growth Fund of America, Inc., the New Perspective Fund and the Income Fund of America, Inc., and a trustee of the Euro-Pacific Growth Fund.

    ROGER L. HEADRICK, 59, is President and Chief Executive Officer of the Minnesota Vikings Football Club, Eden Prairie, MN, and President and Chief Executive Officer of ProtaTek International, Inc., a biotechnology animal vaccine company, St. Paul, MN. Mr. Headrick is former Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food processing and restaurant company, Minneapolis, MN. He has been a director of the Corporation since 1988 and is Chairman of the Nominating Committee and a member of the Executive Compensation Committee. He also serves as a director of Caremark International Inc.

    LEO I. HIGDON, JR., 49, is Dean of the Darden Graduate School of Business Administration at the University of Virginia, Charlottesville, VA. He is a former Managing Director and member of the Executive Committee of Salomon Brothers, an investment banking firm, New York, NY. Mr. Higdon became a director of the Corporation in 1993 and is Chairman of the Audit Committee and a member of the Nominating Committee. He is a director of CPC International Corporation and Newmont Mining Corp.

  CLASS I (to serve until the annual meeting of stockholders in 1998):

    JAMES A. BITONTI, 65, is President and Chief Executive Officer of TCOM, L.P., an aerostat systems manufacturer, integrator and operator, Columbia, MD. He is a retired Vice President of International Business Machines Corporation, where he held the positions of Assistant Group Executive of the Asia/Pacific Group and President of the Communication Products Division. Mr. Bitonti has been a director of the Corporation since 1983 and is Chairman of the Executive Compensation Committee. He also serves as a director of E-Systems, Inc., and as a director and the Chief Executive Officer of KFX, Inc.

    MICHAEL W. HUBER, 68, is retired Chairman of the Board of J. M. Huber Corporation, a diversified manufacturing and natural resource development company, Edison, NJ. He has been a director of the Corporation since 1983 and is a member of the Executive Compensation Committee and the Audit Committee. He also serves as a director of Norland Medical Systems, Inc.

    PATRICIA K. WOOLF, PH.D., 61, is a private investor, and lecturer in the Department of Molecular Biology, Princeton University. She has been a director of the Corporation since 1994 and is a member of the Audit Committee. Dr. Woolf is also a director of the American Balanced Fund, the Income Fund of America, Inc., the Growth Fund of America, Inc., Smallcap World Fund, Inc., the New Economy Fund, the National Life Insurance Co. of Vermont, and General Public Utilities Corporation.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held five regular meetings during 1995. All of the directors except Mr. Bitonti attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served in 1995.

    The Board has established three committees to assist it in the discharge of its responsibilities. The Audit Committee, no member of which is an employee of the Corporation, meets periodically with the Corporation's independent auditor to review the scope of the annual audit and the policies relating to internal auditing procedures and controls, provides general oversight with respect to the accounting principles employed in the Corporation's financial reporting, and reviews the Corporation's annual report on Form 10-K prior to its filing each year. The Audit Committee also recommends to the Board each year the selection of the auditor, has responsibility for approving professional non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee held two meetings during 1995.

    The Committee on Executive Compensation is composed of directors who are not employees of the Corporation. Its functions include approval of the level of compensation for executive officers serving on the Board, adoption of bonus and deferred compensation plans and arrangements for executive officers, and administration of the Crompton & Knowles Corporation 1993 Stock Option Plan for Non-Employee Directors, the Crompton & Knowles Corporation Restricted Stock Plan for Directors and the Corporation's 1988 Long-Term Incentive Plan (the "1988 Plan"). The Executive Compensation Committee held two meetings during 1995.

    The Nominating Committee is also composed of directors who are not employees of the Corporation. The Committee makes recommendations with respect to the organization, size, and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession in the top management of the Corporation. The Nominating Committee met once in 1995.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Corporation receive no additional compensation for services on the Board of Directors. Members of the Board who are not employees receive an annual retainer of $20,000 (committee chairmen receive an additional retainer of $2,500) and a fee of $7,500 for meeting service, and are reimbursed for expenses incurred in attending meetings. The Corporation also provides $25,000 of term life insurance and accidental death and travel insurance coverage for each non-employee director.

    Under the Crompton & Knowles Corporation Restricted Stock Plan for Directors, one quarter of each director's retainer and fees is paid in shares of the Corporation's Common Stock. A director may elect to receive any portion or all of the remainder of the retainer and fees in Common Stock under the plan. All shares issued under the plan are held by the Corporation until the recipient of the shares leaves the Board, however the directors receive all dividends on the shares and may vote the shares.

    The Crompton & Knowles Corporation 1993 Stock Option Plan for Non-Employee Directors provides for the issuance to non-employee directors on the date of the first regular meeting of the Board in the fourth quarter of each calendar year of an option to purchase that number of full shares of the Corporation's Common Stock determined by dividing the amount of the annual retainer payable to non-employee directors for service on the Board by the fair market value of the stock on the date of the grant. The exercise price of the options is to be equal to such fair market value on the date of grant. The options are to vest over a two-year period and are to be exercisable over a ten-year period from the date of grant. The plan provides for the grant of options with respect to a maximum of 100,000 shares of stock. Options to be granted under the plan are nonstatutory options not intended to qualify as incentive stock options under the Internal Revenue Code of 1986.

STOCKHOLDER NOMINATIONS

    The Nominating Committee will consider qualified candidates proposed by stockholders for Board membership in accordance with the procedure set forth in the By-Laws. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The nominees and incumbent directors and the executive officers of the Corporation have advised that they were directly or indirectly the beneficial owners of outstanding Common Stock of the Corporation at the close of business on February 9, 1996, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated.

                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL
TITLE OF CLASS      NAME OF BENEFICIAL OWNER                          OWNERSHIP(1)        PERCENT OF CLASS
--------------   ----------------------------------------------   --------------------    ----------------
 Common          Vincent A. Calarco............................         1,744,427(2)             3.6%
 Common          James A. Bitonti..............................            29,547(3)
 Common          Robert A. Fox.................................            30,829(4)
 Common          Roger L. Headrick.............................            57,190(5)
 Common          Leo I. Higdon, Jr.............................             2,906(6)
 Common          Michael W. Huber..............................            19,889(7)
 Common          Charles J. Marsden............................           480,450(8)
 Common          C.A. (Lance) Piccolo..........................            14,452(9)
 Common          Patricia K. Woolf.............................             3,413(10)
 Common          Robert W. Ackley..............................           349,110(11)
 Common          John T. Ferguson II...........................            56,119(12)
 Common          Edmund H. Fording, Jr.........................            96,227(13)
 Common          Directors and Executive Officers as a Group
                 (17 persons)..................................         3,277,696(14)            6.6%

------------
 (1) Except as noted below, the officers and directors have both sole voting and sole investment power over the shares reflected in this table.

 (2) Includes 894,160 shares which Mr. Calarco had the right to acquire through stock options exercisable within 60 days of February 9, 1996; 496,944 shares held under the 1988 Plan and the Employee Stock Ownership Plan, as to which he has voting but no investment power; and 58,872 shares owned by his wife and 18,721 shares held by him or his wife as custodian for their children, as to which he disclaims beneficial ownership.

 (3) Includes 2,397 shares which Mr. Bitonti had the right to acquire through stock options exercisable within 60 days of February 9, 1996; 11,200 shares owned jointly by Mr. Bitonti with his wife; 10,494 shares held under the Restricted Stock Plan for Directors; and 4,800 shares owned by his wife as to which he disclaims beneficial ownership.

 (4) Includes 2,397 shares which Mr. Fox had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 8,448 shares held under the Restricted Stock Plan for Directors.

 (5) Includes 2,397 shares which Mr. Headrick had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 10,173 shares held under the Restricted Stock Plan for Directors.

 (6) Includes 1,555 shares which Mr. Higdon had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 1,351 shares held under the Restricted Stock Plan for Directors.

 (7) Includes 2,397 shares which Mr. Huber had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 7,492 shares held under the Restricted Stock Plan for Directors.

 (8) Includes 237,376 shares which Mr. Marsden had the right to acquire through stock options exercisable within 60 days of February 9, 1996; 106,665 shares held under the 1988 Plan and the Employee Stock Ownership Plan, as to which he has voting but no investment power; and 19,000 shares owned by his wife as to which he disclaims beneficial ownership.

 (9) Includes 2,397 shares which Mr. Piccolo had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 9,115 shares held under the Restricted Stock Plan for Directors.

(10) Includes 622 shares which Ms. Woolf had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 1,845 shares held under the Restricted Stock Plan for Directors.

(11) Includes 62,000 shares which Mr. Ackley had the right to acquire through stock options exercisable within 60 days of February 9, 1996; 86,912 shares held under the 1988 Plan and the Employee Stock Ownership Plan, as to which he has voting but no investment power; and 2,400 shares owned by his wife, as to which he disclaims beneficial ownership.

(12) Includes 38,250 shares which Mr. Ferguson had the right to acquire through stock options exercisable within 60 days of February 9, 1996; 15,189 and shares held under the 1988 Plan, the Employee Stock Ownership Plan, and a Benefit Equalization Plan Trust as to which he has voting but no investment power.

(13) Includes 74,500 shares which Mr. Fording had the right to acquire through stock options exercisable within 60 days of February 9, 1996; and 9,164 shares held under the 1988 Plan and the Employee Stock Ownership Plan, as to which he has voting but no investment power.

(14) Includes 1,441,921 shares which the officers and directors in the group had the right to acquire through stock options exercisable within 60 days of February 9, 1996.

               REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

    The compensation program for the Corporation's executive officers is administered in accordance with a pay for performance philosophy to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Corporation. In addition, a significant portion of each executive officer's compensation is contingent upon the creation of shareholder value.

    The Committee on Executive Compensation of the Board (the "Committee") believes that stock ownership by management and restricted stock-based performance compensation plans serve to align the interests of management and other shareholders in the enhancement of shareholder value. The Committee further maintains that long-term strategic leadership commitment is promoted through vesting a significant portion of restricted stock performance awards at retirement.

    The compensation of the Corporation's executive officers is comprised of cash and equity components and is designed to be competitive and highly leveraged based upon corporate financial performance and shareholder returns. The compensation program provides an opportunity to earn compensation in the third quartile within the chemical industry as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Corporation as well as individual performance. The measures of performance utilized under the Corporation's compensation plans are as follows:

    . Annual actual after-tax earnings performance versus targeted after-tax earnings performance.

    . Annual actual return on capital performance versus targeted return on capital performance.

    . Annual actual revenue performance versus targeted revenue performance.

    . Three-year average annual return on equity and after-tax earnings per share growth.

BASE SALARIES

    Base salaries and salary ranges for the executive officers are based upon competitive data gathered from several national and highly recognized compensation services. The Committee on Executive Compensation reviews and approves the salary ranges for the executive officers.

MANAGEMENT INCENTIVE PLAN

    The Corporation's Management Incentive Plan is an annual incentive program for executive officers and other key managers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve the annual goals for their business unit and the Corporation. The plan includes the Annual Incentive Compensation Plan for "A" Group of Senior Executives, which provides for an annual incentive pool for eligible executives based upon the Corporation's return on stockholders' equity. Awards from the incentive pool are made annually by the Committee on Executive Compensation, with the maximum award not to exceed 100% of a participant's base salary. At the present time, Mr. Calarco is the only participant authorized to receive such awards.

    The other officers named in the compensation table below participate in a plan which provides for the payment of annual awards from a fund established with reference to the return on capital employed of the Corporation as a whole, or of the business unit for which the officer is responsible. Assuming a stipulated level for return on capital employed has been attained, individual awards are based 60% on the achievement by the applicable business unit of specific objectives with respect to revenue, after-tax earnings, and return on capital, and 40% on the achievement by the individual of individual management objectives.

STOCK OPTIONS AND RESTRICTED STOCK

    The stock option and restricted stock program is a long-term incentive plan for the Corporation's executive officers and other key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Corporation's Common Stock.

    The executive officers listed in the compensation table below receive a major portion of their compensation in the form of shares of the Corporation's Common Stock. They receive annual grants of stock options, priced at fair market value on the date of grant. The number of options granted in 1995 was in the second quartile of all companies included in industrial company survey data available to the Committee.

    The factors used to award options include overall corporate performance, percentile rankings, base salary, and total compensation.

    In addition, the Corporation's executive officers have received the opportunity under the 1988 Plan to earn shares of restricted stock based upon the Corporation's cumulative after-tax earnings growth and return on equity over a three-year period. These grants have the potential to deliver above-average compensation if the goals are met. If the employment of an individual terminates after an award is earned for any reason other than death, disability, retirement, or a change in control of the Corporation, any shares that have not vested will be forfeited. The Corporation exceeded the performance criteria established under the 1988 Plan for the period 1989-1991. Awards for the 1989-1991 period vest and are distributed to individuals in Common Stock of the Corporation in five installments, the first four having been distributed on December 9, 1992, December 6, 1993, December 13, 1994, and December 12, 1995, and the final one to be distributed upon retirement. The Corporation met the performance criteria established under the 1988 Plan for the period 1992-1994. Awards for the 1992-1994 period vest and are distributed to individuals in Common Stock of the Corporation in four uniform installments, one during each of the years 1994-1996, and the final one upon retirement. If the employment of an individual terminates for any reason other than death, disability, retirement or a change in control of the Corporation, all shares that have not vested will be forfeited.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee did not increase Mr. Calarco's base salary of $495,000 during fiscal year 1995. The Executive Compensation Committee administers the Annual Incentive Compensation Plan for "A" Group of Senior Executives. Currently, the CEO is the only participant in this plan. Each year, a pool of funds is made available under this plan based upon the Company's return on equity (ROE). At higher ROE levels, larger percentages of net income are allocated to the pool. The maximum incentive which the CEO may receive is equal to the lesser of 100% of salary or $650,000. The maximum award may be reduced if other goals, such as those for revenue and earnings growth, are not achieved. Based on the performance of the Company in 1995 and the achievement of a return on average common equity of 17.4%, and an increase in sales of 13%, Mr. Calarco earned $415,000 under the Annual Incentive Compensation Plan for "A" Group of Senior Executives. The Committee believes Mr. Calarco has continued to manage the Corporation extremely well in a particularly challenging business climate and has achieved above average results in comparison to others in the chemical industry. For example, the Company's average ROE for the 1991 to 1995 period was 23.4% which placed the Company in the top quartile of the peer group of 22 specialty chemical companies reflected in the performance graphs on pages 9 and 10 below. The stock options granted to Mr. Calarco during 1995 are consistent with the design of the Corporation's executive compensation program and are shown in the compensation table below.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee's policy on the tax deductibility of compensation paid to the Corporation's CEO and other executive officers is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has reviewed all of the Corporation's plans and has taken several actions as follows. First, the Committee has assured that the gains on non-qualified stock option grants will be deductible by amending the 1988 Plan to place a limit on the number of option shares that one individual may receive. The limit is 25% of the total share authorization. Secondly, the Committee resolved to continue the practice of not repricing options. Finally, at the 1994 annual meeting of shareholders, the shareholders approved the material terms of the performance goal for the Annual Incentive Compensation Plan for "A" Group of Senior Executives, which is "performance-based" under Section 162(m) of the Internal Revenue Code, and amounts paid under the plan are fully deductible.

COMMITTEE ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Corporation's executive officers are made by the four member Committee on Executive Compensation, a committee of the Board of Directors composed of the persons listed below, all of whom are non-employee directors. The Committee has retained an independent executive compensation consultant to evaluate the Corporation's executive compensation program and has access to independent compensation data.

                                          The Committee on Executive
                                          Compensation:
                                          James A. Bitonti, Chairman
                                          Robert A. Fox
                                          Roger L. Headrick
                                          Michael W. Huber

    Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Committee on Executive Compensation and the following Performance Graphs shall not be deemed incorporated by reference into any such filings.

                               PERFORMANCE GRAPHS

    The following graph compares the cumulative total return on the Common Stock of the Corporation for the last five fiscal years with the returns on the Standard & Poor's 500 Stock Index, the Standard & Poor's Specialty Chemicals Index and a peer group of 22 specialty chemical companies, assuming the investment of $100 in the Corporation's Common Stock, the S&P 500 Index, the S&P Specialty Chemicals Index and the peer group companies on December 31, 1990, and the reinvestment of all dividends. The peer group investment is weighted based on total market capitalization at the beginning of each fiscal year.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                    CROMPTON & KNOWLES CORPORATION, S&P 500,
                    S&P SPECIALTY CHEMICALS, AND PEER GROUP

$300

$250
                                                                    S&P 500
$200                                                          S&P Specialty
                                                                  Chemicals
$150                                                             Peer Group
                                                                      C & K
$100

 $50

  $0               1990   1991   1992   1993   1994   1995

                                  C & K
                                  S&P 500
                                  Peer Group
                                  S&P Specialty Chemicals


C & K              $100   $257   $268   $270   $205   $173
S&P                 100    130    140    154    156    215
Peer Group          100    151    166    171    165    193
S&P Specialty       100    141    149    170    149    195
Chemicals

    The graph below shows the cumulative total return to the Corporation's stockholders since December 31, 1984, shortly before Mr. Calarco became President and CEO, compared with the same indices shown on the previous graph, thus illustrating the relative performance of the Corporation's Common Stock during Mr. Calarco's entire tenure with the Corporation.

                  COMPARISON OF ELEVEN-YEAR CUMULATIVE RETURN
                    CROMPTON & KNOWLES CORPORATION, S&P 500,
                    S&P SPECIALTY CHEMICALS, AND PEER GROUP


$2,500

$2,000
                                                                                               C & K
$1,500                                                                                    Peer Group
                                                                                             S&P 500
$1,000                                                                                 S&P Specialty
                                                                                           Chemicals
  $500


    $0             1984   1985   1986   1987   1988   1989   1990   1991   1992   1993   1994   1995

         C & K
         S&P 500
         Peer Group
         S&P Specialty Chemicals


C & K              $100   $132   $188   $216   $337   $695   $792 $2,032 $2,122 $2,135 $1,620 $1,366
S&P                 100    132    156    164    191    252    244    318    342    376    382    524
Peer Group          100    132    159    178    197    258    276    417    457    473    455    533
S&P Specialty       100    137    156    162    177    216    207    292    310    353    308    404
Chemicals






    The specialty chemical peer group comprises the following 22 companies: Betz Laboratories, Inc., The Dexter Corporation, Ecolab Inc., Engelhard Corporation, Ethyl Corporation, Ferro Corporation, H.B. Fuller Company, Great Lakes Chemical Corporation, M. A. Hanna Company, International Flavors & Fragrances Inc., Lawter International, Inc., Loctite Corporation, The Lubrizol Corporation, Nalco Chemical Company, Pall Corporation, Petrolite Corporation, Quaker Chemical Corporation, RPM, Inc., A. Schulman, Inc., Sigma-Aldrich Corporation, Valspar Corporation, and Witco Corporation.

    The S&P Specialty Chemicals Index companies are W.R. Grace & Co., Great Lakes Chemical Corporation, Morton International Inc. and Nalco Chemical Company.

                             EXECUTIVE COMPENSATION

    The following tables set forth information concerning compensation paid or to be paid to the chief executive officer of the Corporation and each of the four most highly compensated executive officers of the Corporation other than the chief executive officer, for services to the Corporation in all capacities during 1993, 1994 and 1995, and options granted to and exercised by the same individuals during the period indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                            -----------------------
                                                                                    AWARDS
                                                     ANNUAL COMPENSATION    -----------------------
                                                                            RESTRICTED   SECURITIES   ALL OTHER
                  NAME AND                           --------------------     STOCK      UNDERLYING    COMPEN-
             PRINCIPAL POSITION               YEAR   SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)   SATION($)(1)
--------------------------------------------  ----   ---------   --------   ----------   ----------   ---------
Vincent A. Calarco..........................  1995     495,000    415,000     --           110,000       89,687
  Chairman of the Board                       1994     493,000    300,000     --            78,000      111,870
  President and CEO                           1993     472,917    495,000     --            60,000      105,480
Charles J. Marsden..........................  1995     250,000     55,000     --            28,000       39,512
  Vice President--                            1994     240,000     56,000     --            22,000       42,121
  Finance and                                 1993     230,000    112,000     --            17,000       44,393
  Chief Financial Officer
Robert W. Ackley............................  1995     216,000    117,000     --            26,500       36,714
  V.P. and President--                        1994     203,750    108,000     --            20,000       36,383
  Davis-Standard Corporation                  1993     188,750    100,000     --            16,000       33,357
John T. Ferguson II.........................  1995     178,000     30,000     --            10,500       27,314
  General Counsel and                         1994     168,000     35,000     --            12,500       29,656
  Secretary                                   1993     156,667     67,000     --             9,500       33,060
Edmund H. Fording, Jr.......................  1995     175,167     25,000     --            10,500       24,774
  V.P. and President--                        1994     166,000     29,000     --             8,000       23,891
  Crompton & Knowles                          1993     166,000     59,000     --            11,500       25,531
  Colors Incorporated

------------
(1) Includes the following amounts paid during 1995 under the Corporation's Supplemental Medical and Dental Reimbursement Plans (SMD), and employer contributions to the Corporation's Employee Stock Ownership Plan (ESOP) and Individual Account Retirement Plan (IARP) (with that portion of the ESOP and IARP contributions in excess of the Section 401(k) and Section 415 limitations having been paid into the Corporation's Benefit Equalization
    Plan): Mr. Calarco, $2,235 (SMD), $31,802 (ESOP), $55,560 (IARP); Mr.
    Marsden, $5,027 (SMD), $13,065 (ESOP), $21,420 (IARP); Mr. Ackley, $1,074
    (SMD), $12,960 (ESOP), $22,680 (IARP); Mr. Ferguson, $4,397 (SMD), $9,063
    (ESOP), $13,854 (IARP); and Mr. Fording, $1,291 (SMD), $8,166 (ESOP),
    $15,317 (IARP).

    Total restricted stock outstanding for the persons shown in the table at the end of fiscal year 1995: Vincent A. Calarco, 276,033 shares valued at $3,657,437, of which 132,033 shares valued at $1,749,437 are forfeitable; Charles J. Marsden, 80,232 shares valued at $1,063,074, of which 36,232 shares valued at $480,074 are forfeitable; Robert W. Ackley, 50,002 shares valued at $662,527, of which 23,002 shares valued at $304,777 are forfeitable; Edmund H. Fording, 12,691 shares valued at $168,156, all of which shares are forfeitable; and John T. Ferguson II, 9,634 shares valued at $127,651, all of which shares are forfeitable. Dividends are paid on restricted shares from the date of grant but do not vest and are not distributed until the underlying shares are distributed.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                              POTENTIAL
                                                    INDIVIDUAL GRANTS                        REALIZABLE
                                    --------------------------------------------------    VALUE AT ASSUMED
                                                 PERCENT OF                                ANNUAL RATES OF
                                      NUMBER       TOTAL                                        STOCK
                                        OF        OPTIONS                                PRICE APPRECIATION
                                    SECURITIES   GRANTED TO                                FOR OPTION TERM
                                    UNDERLYING   EMPLOYEES     EXERCISE                  -------------------
                                     OPTIONS     IN FISCAL       PRICE      EXPIRATION    5%($)     10%($)
    NAME                            GRANTED(#)      YEAR        ($/SH)         DATE      $21.18     $33.72
----------------------------------  ----------   ----------   -----------   ----------   -------   ---------
V.A. Calarco......................     102,308(2)    33.0%       13.00        11/17/05   836,879   2,119,822
                                         7,692(3)     2.5%       13.00        10/17/05    62,921     159,378
C.J. Marsden......................      20,808(2)     6.7%       13.00        11/17/05   170,209     431,142
                                         7,692(3)     2.5%       13.00        10/17/05    62,921     159,378
R.W. Ackley.......................      18,808(2)     6.1%       13.00        11/17/05   153,849     389,702
                                         7,692(3)     2.5%       13.00        10/17/05    62,921     159,378
J.T. Ferguson II..................       4,589(2)     1.5%       13.00        11/17/05    37,538      95,084
                                         5,911(3)     1.9%       13.00        10/17/05    48,352     122,476
E.H. Fording, Jr..................       2,058(2)     0.7%       13.00        11/17/05    16,834      42,642
                                         8,442(3)     2.7%       13.00        10/17/05    69,056     174,918

------------
(1) An option entitles the holder to purchase one share of the Common Stock of the Corporation at a purchase price equal to the fair market value of the Corporation's Common Stock on October 18, 1995, the date of grant of all of the options shown in the table. All options are subject to expiration prior to the dates shown in the table in case of death or termination of employment. Fifty percent of the options shown in the table are exercisable beginning on the first anniversary of the date of grant, and fifty percent are exercisable beginning on the second anniversary of the date of grant. The purchase price for stock on the exercise of options may be paid in cash or in shares of the Corporation's Common Stock already owned by the option holder, or by a combination thereof. In the event of a change in control of the Corporation, all of the options shown in the table will immediately become exercisable.
(2) Non-qualified options.
(3) Incentive options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                                                                                     VALUE OF UNEXERCISED
                                                         NUMBER OF SECURITIES            IN-THE-MONEY
                               SHARES                   UNDERLYING UNEXERCISED           AT FY-END($)
                             ACQUIRED ON    VALUE         OPTIONS FY-END(#)         12/30/95--FMV $13.2500
                              EXERCISE     REALIZED   --------------------------  ---------------------------
    NAME                         (#)        ($)(2)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------- -----------  ----------  -----------  -------------  ------------  -------------
V.A. Calarco................    --            --        894,160       149,000     5,697,531.73    27,500.00
C.J. Marsden................    16,300    253,791.00    237,376        39,500     1,251,138.93     7,125.00
R.W. Ackley.................    11,500    110,687.50     62,000        36,500          --          6,625.00
J.T. Ferguson II............     8,834     65,167.26     38,250        16,750          --          2,625.00
E.H. Fording, Jr............    --            --         74,500        14,500       204,172.50     2,625.00

------------
(1) All numbers reflect the 2-for-1 stock split on May 22, 1992.
(2) Fair market value at date of exercise less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Fox, Headrick and Huber served as members and Mr. Bitonti served as Chairman of the Executive Compensation Committee of the Board during the last completed fiscal year. No member of the Executive Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries.

    During 1995, Mr. Calarco served as a director of Caremark International Inc., of which Mr. Piccolo is Chairman and Chief Executive Officer.

RETIREMENT PLANS

    Each of the persons shown in the Summary Compensation Table on page 11 is covered by a supplemental retirement agreement with the Corporation. Under each supplemental agreement, the aggregate benefit payable on an annualized basis from employer contributions under the Corporation's Individual Account Retirement Plan to each officer at normal retirement age will be supplemented by the Corporation so that the total annual benefit payable to him for life will be 35%, 50% or 60% of the average total compensation (including salary and bonus) paid to him during the highest five years of the last ten years prior to his normal retirement age. A supplemental benefit in a reduced amount may be payable in the event of termination of employment prior to normal retirement age. At any time after the date on which benefit payments commence, the officer may elect to receive a single lump sum equal to 90% of the actuarial equivalent of the benefit otherwise payable to the officer. An officer may elect to have his supplemental benefit under the agreement paid in a form which will provide for the continuation of benefits, to a beneficiary selected by him, upon his death after retirement. Each agreement also provides for the payment of a reduced benefit to the officer's beneficiary in the event of his death prior to normal retirement age and for the payment of disability benefits in addition to those available under the Corporation's regular disability insurance program. Benefits under each agreement are payable only if the officer has completed at least five years of service after entering into the agreement, does not voluntarily terminate his employment unless such termination is the result of his retirement under a retirement plan or is with approval of the Board, and meets certain other conditions set forth in the agreement.

    Each of the supplemental retirement agreements also provides that if, after a change in control of the Corporation (as defined in the agreement) has occurred, the officer's employment is terminated by the Corporation other than for cause, disability, or death or the officer resigns for good reason (as defined in the agreement), the officer will be vested in an unreduced benefit equal to 35%, 50% or 60% (whichever level is applicable to him under the agreement) of his average total compensation over the highest five of the last ten years of his employment. In the event the officer is under age 55 when terminated, the benefit would be based on his final average total compensation projected to age 55 in accordance with certain assumptions set forth in the agreement. The benefit would be paid annually for life commencing at age 65, with provision made for payment to the officer's beneficiary of the value of the expected benefit in the event of his death prior to attaining that age.

    The following table sets forth the estimated aggregate annual benefit payable to each of the officers named in the table under his supplemental retirement agreement, from employer contributions to the IARP, and (in the case of Mr. Ackley) under a retirement plan which was terminated in 1982, upon retirement at or after normal retirement age based on each officer's compensation history to date and assuming payment of such benefit in the form of a life annuity:

                              ESTIMATED ANNUAL
    NAME OF INDIVIDUAL       RETIREMENT BENEFIT
--------------------------   ------------------
Vincent A. Calarco........        $523,900
Charles J. Marsden........         158,892
Robert W. Ackley..........         145,642
John T. Ferguson II.......          71,852
Edmund H. Fording, Jr.....          72,485


EMPLOYMENT AGREEMENTS

    Mr. Calarco is employed pursuant to an employment agreement which was amended and restated in February 1988. The amended agreement provides for Mr. Calarco's employment as Chairman of the Board, President and Chief Executive Officer for a term of three years, with automatic annual one year extensions of the term unless the Corporation gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended. The amended agreement calls for a base salary of not less than $310,000 and for Mr. Calarco's continued participation in employee benefit plans and other fringe benefit arrangements substantially as in the past. In the event Mr. Calarco's employment is terminated by the Corporation other than for cause, disability, or death or by Mr. Calarco for good reason (as defined in the agreement), the Corporation is obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue other employee benefits provided under the agreement for a period of three years or until he obtains other employment, and to make certain additional payments to cover any excise tax imposed under the Internal Revenue Code of 1986 on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing the Corporation's obligations under the agreement.

    The Corporation has entered into employment agreements with certain other key management employees, including Messrs. Marsden, Ackley, Ferguson and Fording. Each agreement is operative only upon the occurrence of a change in control (as defined in the agreement) and is intended to encourage the executive to remain in the employ of the Corporation by providing him with greater security. Absent a change in control, the agreement does not require the Corporation to retain the executive or to pay him any specified level of compensation or benefits. In the event of a change in control, the agreement provides that there will be no change, without the executive's consent, in the salary, bonus opportunity, benefits, duties, and location of employment of the executive for a period of one or two years after the change in control. If, during such period, the executive's employment is terminated by the Corporation other than for cause, disability, or death or the executive resigns for good reason (as defined in the agreement), the Corporation will pay the executive his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum severance payment equal to one or two times (depending on the executive) the sum of his base salary and the highest bonus paid to him during the three years preceding his termination and will continue other employee benefits similar to those provided to the executive prior to his termination for a period of one or two years or until his earlier employment with another employer.

                  APPROVAL OF SELECTION OF INDEPENDENT AUDITOR

    The Board of Directors has, subject to approval by the stockholders, selected the firm of KPMG Peat Marwick LLP, which has been the auditor of the Corporation for many years, to act as auditor for the fiscal year 1996 and to perform other appropriate accounting services. The Board of Directors recommends a vote for approval, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Corporation represented and entitled to vote at the meeting is required for such approval.

    The Corporation has been advised that representatives of KPMG Peat Marwick LLP will be present at the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

                             STOCKHOLDER PROPOSALS

    Under rules of the Securities and Exchange Commission, any proposal of a stockholder which is intended to be presented for action at the annual meeting of the stockholders to be held in 1997 must be received by the Corporation at its principal executive offices by November 15, 1996, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1997 meeting.

                                 OTHER MATTERS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms 5 were required for those persons, the Corporation believes that during fiscal year 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Mr. Marsden and Mr. Ferguson.

    As of the date of this statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the annual meeting of stockholders.

    The affirmative vote of the holders of a plurality of the shares which are present in person or represented by proxy at the meeting is required to elect directors, and the affirmative vote of the holders of a majority of the shares which are present in person or represented by proxy is required to approve all other matters listed in the notice of meeting. Proxies which are marked "abstain" on the proposals to be voted upon at the meeting will be counted for the purpose of determining the number of shares represented in person and by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against the matters to be considered at the meeting. Shares not voted on any such matter on proxies returned by brokers will be treated as not represented at the meeting as to such matter.

    The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted for (i) the election as directors of the three nominees for Class II directorships named herein, and (ii) in favor of the selection of KPMG Peat Marwick LLP as auditor for fiscal year 1996.

    If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Corporation and its stockholders.

    The cost of solicitation will be borne by the Corporation. In addition to solicitation by mail, the management of the Corporation may solicit proxies personally or by telephone and has retained the firm of D. F. King & Co., Inc. to assist in such solicitation at a fee of $4,000. The Corporation may also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Corporation may also reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                           By Order of the Board of Directors,



                                                   JOHN T. FERGUSON II
                                                        Secretary

Dated: March 15, 1996

                       CROMPTON & KNOWLES CORPORATION

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

         For Annual Meeting on April 9, 1996, at Sheraton Stamford Hotel
           One First Stamford Place, Stamford, Connecticut, 11:15 A.M.

   The undersigned appoints VINCENT A. CALARCO, CHARLES J. MARSDEN, and JOHN T. FERGUSON, II, or any of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton & Knowles Corporation which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Tuesday, April 9, 1996, and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement therefor, receipt of which is acknowledged.

   This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1 and 2. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors.
The Board of Directors is not aware of other matters to come before the meeting.

         CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

                              FOLD AND DETACH HERE

                          CROMPTON & KNOWLES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
1. Election of Vincent A. Calarco, Charles J. Marsden and C.A. (Lance) Piccolo to serve for a term expiring in 1999.

  FOR ALL NOMINEES         WITHHOLD
  WITH EXCEPTIONS          AUTHORITY
      NOTED             FOR ALL NOMINEES
       []                     []

2. Approval of the selection by the Board of KPMG Peat Marwick LLP as independent auditors for 1996.

       FOR                 AGAINST         ABSTAIN
       []                    []               []


(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)
-------------------------------------------------------------------------------

                     PROXY


           PLEASE MARK VOTES [] OR [X]

DATED: -------------------------------, 1996

--------------------------------------------
     SIGNATURE(S) OF STOCKHOLDER(S)

Note: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. On joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               FOLD AND DETACH HERE


                          CROMPTON & KNOWLES CORPORATION

                          ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 9, 1996
                                   11:15 A.M.

                              SHERATON STAMFORD HOTEL
                             ONE FIRST STAMFORD PLACE
                            STAMFORD, CONNECTICUT 06902